UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 3, 2026
MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)
Texas	000-24657	75-2508900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 Lakeside Parkway, Suite 200
Flower Mound,	Texas	75028
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:	(972)	471-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $0.0001 per share	MTEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 8, 2026, Mannatech, Incorporated (the "Company") issued a press release announcing that the Board of Directors appointed Yasir Haider as Chief Financial Officer ("CFO") and principal financial officer of Mannatech Incorporated (the "Company") effective June 3, 2026. James Clavijo, who served as the Company's CFO since July 2024, will relinquish the role to Mr. Haider.

Mr. Haider joined the Company on January 6, 2025, as the Company’s Controller. Prior to joining the Company, Mr. Haider held senior finance leadership roles, including Chief Financial Officer and Financial Controller, where he was responsible for global financial operations, multi-entity consolidations, financial reporting, and capital planning across complex organizations. His experience includes SEC reporting, mergers and acquisitions, and the development of scalable financial infrastructure to support operational growth. Mr. Haider began his career in public accounting and holds an MBA from West Texas A&M University.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1*	Press Release, dated June 8, 2026 titled ''Mannatech Announces Appointment of Yasir Haider as Chief Financial Officer''
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2026
MANNATECH, INCORPORATED
By:	/s/ Landen Fredrick
Landen Fredrick
Chief Executive Officer